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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                February 9, 1999
                Date of Report (Date of earliest event reported)


                              TRUSTMARK CORPORATION
             (Exact name of registrant as specified in its charter)


  Mississippi                   0-3683                             64-0471500
(State or other          (Commission File Number)                (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)



                             248 East Capitol Street
                                Jackson, MS 39201
          (Address, including zip code, of principal executive office)


                                 (601) 354-5111
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

     Trustmark Corporation President and Chief Executive Officer Richard G. Hickson announced on Tuesday, February 9, that Frank Day is retiring after serving more than 18 years as chairman of Trustmark National Bank.

     The board of directors of Trustmark National Bank has elected Ted H. Kendall, III to serve as chairman of the board of the bank. Kendall has served as a director of the bank for the past 28 years and presently serves as chairman of the executive committee of the board.

     Day spent a 40-year career with Trustmark, beginning in 1958, serving in numerous positions in both commercial and retail banking. During Day's tenure as CEO, from 1981 until May 1997, Trustmark's total assets increased from approximately $1.3 billion in 1981 to nearly $6 billion.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRUSTMARK CORPORATION


BY: /s/ Richard G. Hickson                        BY:   /s/ Gerard R. Host
    -----------------------------                       -----------------------
    Richard G. Hickson                                  Gerard R. Host
    President & Chief                                   Treasurer
    Executive Officer                                   (Chief Financial and
                                                        Accounting Officer

DATE: February 10, 1999                                 DATE: February 10, 1999